Exhibit 99.g.1.iv

REVISED - September 2008

The UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

UBS Supplementary Trust

UBS Private Portfolios Trust

Portfolio Implementation Group

Any two of the individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

David Birkenkamp

David E. Floyd

Catherine Macrae

Jason Schultz

Guillermo Wong

Karen Mitidiero

Denise Honour

Anthony Marnell

Reuben Barreto

Christopher Fisk

Janee Glidewell

The following individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

Joseph Allessie

Mark Kemper

Thomas Disbrow

Revised – August 2008

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

UBS Supplementary Trust

UBS Private Portfolio Trust – Enhanced Yield Portfolio

Fixed Income Group

David Michael

Kris Dorr

Matthew Iannucci

Debbie Johnson

James Law

Yu Chen Lin

Ryan Nugent

John A. Penicook Jr.

Ryan Raymond

Robert Sabatino

Uwe Schillhorn

Eric Staudt

Justin Tabellione

Mary May

Jae Kim

David Rothweiler

Elbridge T. Gerry III

Kevin McIntyre

Kimberley Frazier

Alejandro Urbina

Alexander Nagel

James Hedley

Steven Liu

Mark Gunn

Susie Clarke

Sarah Collins

Dave Hoskins

Simon Foster

Nic Barnes

Sandy Bhatia

Tim Winstone

Brian Fehrenbach

Thomas Haag

Philip Tartaglia

Branimir Petranovic

Aristoteles Damianidis

Damian Cronin

Ian Packer

Colin Rooney

Lionel Oster

Julian Steeds

Konstantin Liedman

Christian Jochum

David Ric

Bob Jolly

Michael G. Dow

Scott Dolan

Tarun Puri

David Kim

Amar Reganti

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

Equity Department

Paul Harvey

James Malles

Michael Abellera

Robert A. Durante

Bojan Petrovich

Jason Mullin

ALL FUNDS

Trade Support

Authorized to verify executed trades

Denise Holman

Earl Hall

Vicky Kammerer

Bill Nicholas

Neal Wilson

Brian Stenson

Telisa Felder

Mary Keigher

Sophia Hereford

Persons Authorized to Act for Corporate and Class Actions for the following Funds: UBS Funds; UBS Relationship Funds; SMA Relationship Trust; Fort Dearborn Income Securities, Inc.; UBS Supplementary Trust; and UBS Private Portfolio Trust – Enhanced Yield Portfolio

Mary A. Drummond

Sally Stoffel

Paula Masiloti

Sue O’Shea

Natasha Wells

Vic Robinson

Thomas Oakley

Laura Rivett

Dan Summerfield

Kevin Hazelden

Yen Peng Tan

Ahamad Maricar

Persons Authorized to contact Boston Financial, as sub-transfer agent, for the purpose of requesting as-of transactions and/or adjustments on behalf of UBS Enhanced Yield Portfolio

Flora Bartosik

Thomas Cameron

Thomas Disbrow

Ray Otero

Frank Stranzl